Exhibit 4.3

THE HARTFORD FINANCIAL SERVICES GROUP, INC.

As Issuer

And

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

formerly known as The Bank of New York Trust Company, N.A.

As Trustee

SECOND SUPPLEMENTAL INDENTURE

dated as of August 19, 2019

to

THE INDENTURE

dated as of April 11, 2007

© 2019 by The Hartford. Classification: Company Confidential. No part of this document may be reproduced, published or used without the permission of The Hartford.

SECOND SUPPLEMENTAL INDENTURE (this “Second Supplemental Indenture”), dated as of August 19, 2019, between THE HARTFORD FINANCIAL SERVICES GROUP, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”) having its principal office at One Hartford Plaza, Hartford, Connecticut 06155, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (formerly known as The Bank of New York Trust Company, N.A.), a national banking association, as Trustee (herein called the “Trustee”).

WITNESSETH

WHEREAS, the Company and the Trustee have executed and delivered an Indenture, dated as of April 11, 2007 (the “Original Indenture,” and, together with the First Supplemental Indenture (as defined below) and this Second Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of the Company’s unsecured senior debt securities in one or more series.

WHEREAS, Section 901(11) of the Original Indenture provides that the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may, without consent of Holders, enter into one or more indentures supplemental thereto, in form satisfactory to the Trustee to make any change that does not adversely affect the rights of any Holder in any material respect.

WHEREAS, this Second Supplemental Indenture will not adversely affect the rights of any Holder in any material respect because the amendments contained in this Second Supplemental Indenture will apply only to Securities of a series created pursuant to the Indenture on or after the date hereof.

WHEREAS, the Company desires, and has requested, the Trustee to join with it in entering into this Second Supplemental Indenture for the purpose of amending the Original Indenture in certain respects as permitted by Section 901(11) of the Original Indenture.

WHEREAS, the entry into this Second Supplemental Indenture, as required by Section 901 of the Original Indenture, has been authorized by a Board Resolution.

WHEREAS, all actions required by the Company to be taken in order to make this Second Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, have been taken and performed, and the execution and delivery of this Second Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, the Company and the Trustee mutually covenant and agree as follows:

ARTICLE 1

DEFINITIONS

Section 101. Relation to Original Indenture

(a) This Second Supplemental Indenture shall constitute an integral part of the Original Indenture for all purposes in respect of any series of Securities created on or subsequent to the date hereof; provided, that this Second Supplemental Indenture shall not amend or modify the terms of any Securities issued under the Original Indenture prior to the date hereof.

Section 102. Definitions. For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires:

(a) Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Original Indenture;

(b) Terms defined both herein and in the Original Indenture, as supplemented by the First Supplemental Indenture, shall have the meanings assigned to them herein.

© 2019 by The Hartford. Classification: Company Confidential. No part of this document may be reproduced, published or used without the permission of The Hartford.

ARTICLE 2

AMENDMENTS TO THE INDENTURE

For all Securities of a series created pursuant to the Original Indenture on or after the date hereof, the Original Indenture is hereby amended as follows:

Section 201. Amendment to Section 1103. Section 1103 of the Original Indenture shall be deleted, and amended and restated in its entirety to read as follows:

“The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the election of the Company of the Securities of a series, the Company shall, at least 5 days but not more than 15 days prior to the date upon which notice of such redemption is to be given to Holders pursuant to Section 1105 (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities (a) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or (b) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officers’ Certificate and an Opinion of Counsel evidencing compliance with such restriction or condition.”

Section 202. Amendment to Section 1105. The first paragraph of Section 1105 of the Original Indenture shall be deleted, and amended and restated in its entirety to read as follows:

“Unless otherwise specified as contemplated by Section 301 with respect to the Securities of a particular series, notice of redemption shall be given by first-class mail, postage prepaid, mailed (or, in the case of Global Securities, otherwise delivered in a manner consistent with the applicable procedures of the Depositary) not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at its address appearing in the Security Register. Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest shall cease to accrue on the Securities.”

ARTICLE 3

MISCELLANEOUS

Section 301. Effect of Second Supplemental Indenture. Upon the execution and delivery of this Second Supplemental Indenture by each of the Company and the Trustee, the Original Indenture shall be supplemented in accordance herewith, and this Second Supplemental Indenture shall form a part of the Indenture for all purposes in respect of any series of Securities created on or subsequent to the date hereof. This Second Supplemental Indenture shall not amend or modify the terms of any Securities issued under the Original Indenture prior to the date hereof.

Section 302. Confirmation of Indenture. The Original Indenture, as supplemented and amended by the First Supplemental Indenture thereto, dated as of August 9, 2013 (the “First Supplemental Indenture”) and this Second Supplemental Indenture, is in all respects ratified and confirmed, and the Original Indenture, the First Supplemental Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument. This Second Supplemental Indenture constitutes an integral part of the Indenture. In the event of a conflict between the terms and conditions of the Original Indenture and the terms and conditions of this Second Supplemental Indenture, the terms and conditions of this Second Supplemental Indenture shall prevail.

Section 303. Governing Law. This Second Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 304. Separability. In case any provision contained in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

© 2019 by The Hartford. Classification: Company Confidential. No part of this document may be reproduced, published or used without the permission of The Hartford.

Section 305. Effect of Headings. The titles and headings of the articles and sections of this Second Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 306. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 307. Trustee. The Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture. The statements and recitals herein are deemed to be those of the Company and not of the Trustee.

[Signature page follows]

© 2019 by The Hartford. Classification: Company Confidential. No part of this document may be reproduced, published or used without the permission of The Hartford.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

THE HARTFORD FINANCIAL SERVICES GROUP, INC. as Issuer

By:	/s/ Sabra R. Purtill
Name:	Sabra R. Purtill
Title:	Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. as Trustee

By:	/s/ Lawrence M. Kusch
Name:	Lawrence M. Kusch
Title:	Vice President